OMI CORPORATION
EXHIBIT 32.2
Form 11-K



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OMI Corporation (the "Company") Savings Plan (the "Plan")on Form 11-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kathleen C. Haines, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

DATE:  JUNE 28, 2004                   BY:  /S/ KATHLEEN C. HAINES
       ------------------------             ----------------------------
                                                KATHLEEN C. HAINES
                                                SENIOR VICE PRESIDENT,
                                                CHIEF FINANCIAL OFFICER
                                                AND TREASURER







A SIGNED ORIGINAL OF THIS STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO OMI CORPORATION AND WILL BE RETAINED BY OMI CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.